EXHIBIT 16.1

31-10 23rd Ave, Astoria, NY 11105 • Tel: 347-871-1768 • Fax: 347-201-3828 • http://www.jimmypleecpa.com

March 10, 2016

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Umatrin Holding Ltd. (the "Company") under Item 4.01 of its Form 8-K dated March 10, 2016. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of the Company contained therein.

Very truly yours,

/s/ Jimmy P. Lee, CPA P.C.

Jimmy P. Lee, CPA P.C.